Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Performance Shipping Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: December 29, 2023	GK Investor LLC

By: Sphinx Investment Corp., its Manager

	By:	/s/ Costas Ioannou
Costas Ioannou

Date: December 29, 2023	SPHINX INVESTMENT CORP.

	By:	Levante Services Limited

	By:	/s/ Costas Ioannou
Costas Ioannou
Director

Date: December 29, 2023	MARYPORT NAVIGATION CORP.

By: Levante Services Limited

	By:	/s/ Costas Ioannou
Costas Ioannou
Director

Date: December 29, 2023	GEORGE ECONOMOU

	By:	/s/ George Economou
George Economou